EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-34450, 333-109753 and 333-267046) and Form S-8 (Nos. 333-78069, 333-78071, 333-78073, 333-31224, 333-54486, 333-54488, 333-54490, 333-90498, 333-90500, 333-90502, 333-116385, 333-116387, 333-116389, 333-127221, 333-161211, 333-195750, 333-211026, 333-229483, and 333-264817) of MKS Instruments, Inc. of our report dated March 14, 2023 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

March 14, 2023